UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 2, 2020

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16600 Swingley Ridge Road, Chesterfield, Missouri 63017

(Address of Principal Executive Offices, and Zip Code)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RGA	New York Stock Exchange
6.20% Fixed-To-Floating Rate Subordinated Debentures due 2042	RZA	New York Stock Exchange
5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056	RZB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐    Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

On June 2, 2020, Reinsurance Group of America, Incorporated (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and J.P. Morgan Securities LLC, as Representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters 6,172,840 shares of the common stock of the Company, par value $0.01 per share (the “Common Stock”), at a public offering price of $81.00 per share.

The Company granted the Underwriters an option to purchase from the Company, within 30 days after the date of the Underwriting Agreement, up to an additional 925,926 shares of the Common Stock.

On June 5, 2020, the Company completed the offering of the Common Stock pursuant to the Underwriting Agreement. The Company received net proceeds (before expenses) of approximately $484 million. The Company anticipates using the proceeds for general corporate purposes.

The Common Stock was offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration Statement No. 333-238511) under the Securities Act of 1933, as amended, which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on May 20, 2020. The Company has filed with the SEC a prospectus supplement, dated June 2, 2020, together with the accompanying prospectus, dated May 20, 2020, relating to the offering and sale of the Common Stock.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is attached hereto as Exhibit 1.1, and is incorporated by reference herein.

The Underwriters and/or their affiliates have provided and in the future may provide investment banking, commercial banking, advisory, reinsurance and/or other financial services to the Company and its affiliates for which they have received and in the future may receive customary fees and expenses and may have entered into and in the future may enter into other transactions with the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this report:

1.1	Underwriting Agreement dated June 2, 2020, between the Company and Barclays Capital Inc. and J.P. Morgan Securities LLC, as Representatives of the several underwriters named therein.

5.1	Opinion of William L. Hutton, Esq.

23.1	Consent of William L. Hutton, Esq. (included in Exhibit 5.1).

EX-104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: June 5, 2020	By:	/s/ Todd C. Larson
Todd C. Larson
Senior Executive Vice President and Chief Financial Officer